                                                                   EXHIBIT 10.12



                            JOINT VENTURE AGREEMENT

                                 By and Between

                                MDS NORDION INC.

                                       &

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.

                               TABLE OF CONTENTS



          ARTICLE 1  DEFINITIONS                                   2

          ARTICLE 2  SCOPE AND DESCRIPTION OF JOINT VENTURE        5

          ARTICLE 3  RELATIONSHIP OF THE JOINT VENTURERS           5

          ARTICLE 4  CONTRIBUTIONS AND OBLIGATIONS TO THE VENTURE  6

          ARTICLE 5  REPRESENTATIONS AND WARRANTIES                10

          ARTICLE 6  INTELLECTUAL PROPERTY                         12

          ARTICLE 7  TERM AND TERMINATION OF JOINT VENTURE         13

          ARTICLE 8  GENERAL TERMS AND CONDITIONS                  14





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                            JOINT VENTURE AGREEMENT


     This Joint Venture Agreement is made as of the ______ day of June, 1997.


     BETWEEN:          MDS NORDION INC.,
                       a corporation incorporated under the laws of Canada, having a place of business at 447 March Road, Kanata, Ontario, Canada



                                               "Nordion"

     AND: GRIFFITH MICRO SCIENCE INTERNATIONAL, INC., a corporation incorporated under the laws of Delaware, having a place of business at 2001 Spring Road, Oak Brook, Illinois, 60521-1887

                                               "GMS"

Nordion and GMS are sometimes herein referred to collectively as the "Parties".





WHEREAS,

I Nordion has expertise and is a world leader in the design and supply of gamma processing facilities and Cobalt-60;

II GMS has expertise and is the world leader in ethylene oxide sterilization and management thereof;

III The Parties wish to enter into an agreement to collaborate in the development, promotion and operation of a gamma processing facility in Mexico City D.F., primarily for food and also for medical and other irradiation processing;

IV The Parties seek to combine their expertise to promote and support the benefits of irradiation processing;

V The Parties have agreed that the collaboration shall be conducted as a company incorporated in Mexico to be formed by the Parties;



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                                     - 2 -


VI The Parties are desirous of defining the terms, conditions, duties and obligations of each party with respect to the funding, ownership, organization and management of the joint venture and the manner of allocating the work to be conducted and all other matters related or incidental thereto.



     NOW THEREFORE in consideration of the premises and the mutual covenants set forth herein, the Parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

1.1 Definitions Whenever used in this Agreement, the following words and terms shall have the respective meanings ascribed to them as follows:

    (a) "Agreement" means this Agreement, the Schedules attached hereto and all instruments supplemental hereto or in amendment or confirmation hereof, "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article", "Section", "paragraph" or "clause'' means and refers to the specified article, section, paragraph or clause of this Agreement;

    (b) "Business Day" means any day other than Saturday, Sunday or statutory holiday in Mexico, the State of Illinois or in the Province of Ontario, as the case may be;

    (c) "Business of the Venture" means the acquisition, ownership, management and operation of an Irradiation Facility in Mexico City, D.F., Mexico, and such other facilities in Mexico as may be agreed from time to time;


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                                     - 3 -




     (d) "Initial Business Plan" means the plan attached as Schedule C describing the implementation of the Business of the Venture and erection of the Irradiation Facility, detailed financial forecasts of the projected business activities and operations of the Venture, estimates of proposed expenditures, statement of objectives and detailed plans with respect to the implementation of the Venture and milestones to be achieved, as mutually agreed between the Parties. The Initial Business Plan shall provide for not significantly less than 16,000 pallets of product to be processed in each year of the first two (2) years of operation of the Irradiation Facility and at least 26,300 pallets in the third year of operation to be processed at competitive commercial rates;

     (e) "Irradiation Facility" means the gamma processing facility which is described in Schedule B and is comprised of building(s), equipment and Cobalt-60, consistent with the projections of the Initial Business Plan in Schedule C;

     (f)  "Land" means the land described in Schedule A; and

     (g) The "Venture" means the incorporated company to be formed in Mexico pursuant to this Agreement.

1.2 Headings The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the neuter gender shall include the masculine and feminine genders and words importing persons shall include


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                                     - 4 -



individuals, partnerships, associations, trusts, entities of all types, unincorporated organizations and corporations.

1.3 Schedules The following Schedules annexed hereto are incorporated by reference and are deemed to be part hereof.



                         A:   Description of Land

                         B:   Irradiation Facility

                         C:   Initial Business Plan

                         D:   Quote for Irradiator

                         E:   Shareholder Agreement

                         F:   Articles of Incorporation



1.4 Currency All payments required hereunder to be made and all currency mentioned herein shall be in and refer to United States dollars, unless otherwise specified.

                                   ARTICLE 2

                     SCOPE AND DESCRIPTION OF JOINT VENTURE

2.1 The Parties shall incorporate a company in Mexico which will be organized, managed and conducted in accordance with the laws of Mexico, this Agreement and the Shareholders Agreement entered into by the Parties as of this date ("Shareholders Agreement").

                                   ARTICLE 3

                      RELATIONSHIP OF THE JOINT VENTURERS

3.1 Except as otherwise set out in this Agreement, any property of any type, including but not limited to real, personal and intellectual property, belonging to a Party which is used in


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                                     - 5 -


connection with the performance of its obligations arising by virtue of this Agreement shall remain the property of said Party and shall not be or become the property of any other Party or the Venture.

3.2 No Agency Unless specifically provided otherwise herein or in the Shareholders Agreement, neither Party shall be deemed to be the representative, agent or employee of the other Party for any purpose whatsoever and no Party shall have the authority or right to hold itself out as having the authority or right to assume, create or undertake any obligation or incur any liability of any kind whatsoever, express or implied, on behalf of or in the name of the Venture or the other Party, without the express prior written consent of the other Party. Neither Party shall have the authority or right or hold itself out as having the authority or right to accept service of any legal process addressed to or intended for the other Party.

3.3 No Borrowing No Party acting individually and without the consent of the Board of Directors of the Venture shall have the right to borrow money on behalf of or in the name of the Venture or the other Party or to pledge, mortgage or otherwise encumber the assets or rights of the Venture or of the other Party without the express prior written consent of the other Party.

3.4 Employees Unless otherwise provided in this Agreement or the Shareholders Agreement, employees, agents or representatives of a Party who perform work and services in relation to the Venture shall be and remain at all times employees, agents, representatives of such Party and shall not at any time be deemed to be the employees, agents or representatives of the other Party.

                                   ARTICLE 4

                  CONTRIBUTIONS AND OBLIGATIONS TO THE VENTURE

4.1 Obligations The Parties agree to make their contributions, to execute the necessary agreements and documents and to meet their respective responsibilities and obligations on a timely basis as set out herein. The Parties recognize that taking into account uncertainties, it may be necessary to amend certain aspects of the Initial Business Plan, which amendments will require the advance written approval of the Parties.

4.2     Nordion Contribution  Nordion shall provide to the Venture:

           i) 40% of the Venture's initial capital requirements to a maximum of US$2,400,000, paid in cash or in kind and all of which shall be in equity.

           ii) For the first twelve (12) months of commercial operation of the Irradiation Facility, training and on-site supervision to fulfill customary initial training requirements for such a facility. Thereafter, Nordion agrees to provide on-going training as required by the Venture on terms to be agreed upon by Nordion and the Venture.

           iii) As reasonably requested by the Venture and deemed appropriate by Nordion, marketing, sales, quality assurance and other areas of expertise, in order to assist the Venture to develop, assess and exploit the commercial potential and opportunities available to the Venture. Nordion will also actively promote the Venture in seminars and printed materials as appropriate.

4.3 Nordion Obligations Nordion shall provide the following to the Venture, on the terms set forth herein:


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                                     - 7 -



           (i) Except as the Parties otherwise agree, an irradiator capable of meeting the operational needs and growth projections set forth in the Initial Business Plan and which shall be designed pursuant to and consistent with the specifications set out in Nordion's quotation attached as Schedule D. The purchase price payable by the Venture for the irradiator will be equal to Nordion's actual direct labor, material and direct production support costs plus 10%. In addition, reasonable and customary out-of-pocket travel and site accommodation expenses incurred by Nordion during installation of the irradiator, shall be to the account of the Venture.
           (ii) Cobalt-60 and replenishment Cobalt-60 in the form of Nordion double encapsulated C-188 sources. The purchase price for the Cobalt-60 payable by the Venture shall be the lesser of: (i) the lowest price for similar quantities of Cobalt-60 available to any customer of Nordion under a multi-year contract anywhere in the world, including any discounts or rebates available to such customer or (ii) the average price for similar quantities of Cobalt-60 sold or delivered to any of Nordion's ten largest customers within the preceding and succeeding six (6) months from the date of any order to Nordion from the Venture. In addition, normal and customary transport costs, container rental, and installation shall be to the Venture's account. Nordion shall accept the return and appropriately handle and dispose of or recycle all Cobalt-60 sold to the Venture and the Venture shall pay to Nordion the then-current charges for such return.

4.4     GMS Contribution  GMS shall provide to the Venture:


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                                     - 8 -



           i) 60% of the Venture's initial capital requirements to a maximum of US$3,600,000, payable in cash or in kind and all of which shall be in equity.

           ii) As reasonably requested by the Venture and deemed appropriate by GMS marketing, sales, quality assurance and other areas of expertise, in order to assist the Venture to develop, assess and exploit the commercial potential and opportunities available to the Venture. GMS will also actively promote the Venture in seminars and printed materials.

4.5 GMS Obligations GMS shall provide the following to the Venture, on the terms set forth herein:

           i) The Venture will employ and pay the compensation of Maria del Carmen Casar, who is currently General Manager of GMS's Mexican Affiliate. It is anticipated that after the Venture is formed, Ms. del Carmen Casar will continue to provide services to GMS and its Mexican Affiliate. In such event, the Venture shall invoice GMS and GMS shall pay the amount of Ms. del Carmen Casar's compensation for the time she spends on GMS services.

4.6 Venture Responsibility The Venture shall be responsible for all costs incurred by and associated with the Business of the Venture and shall purchase its irradiator and Cobalt-60 requirements from Nordion pursuant to Section 4.3. Pursuant to the Initial Business Plan, the Venture shall purchase the Land and components for and build and manage the Irradiation Facility. All right, title and interest in and to the Land and Irradiation Facility shall belong to the

Venture. The Parties shall use best efforts to ensure that all resources acquired by the Venture shall be at or below fair market value.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1     Representations of Nordion  Nordion represents and warrants that:

         (a) Nordion is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has all necessary corporate powers to own its properties, and carry on its business as now owned and operated;

         (b) The execution and delivery of this Agreement and the consummation by Nordion of the transactions described herein have been duly authorized, and no further corporate action or authorization is necessary in connection therewith;

         (c) There are no actions, notices, claims, demands or other proceedings, pending or threatened, before any court against Nordion at the date of execution of this Agreement which would have a material adverse affect on Nordion's ability to carry out its obligations under this Agreement;

         (d) To the best of Nordion's knowledge, the specifications set forth in Schedule D will and the facility is sized to reasonably and cost effectively provide for the operation and growth of the Business as provided in Schedules B & C, except as otherwise instructed in writing by GMS;

         (e) Neither the execution, delivery or performance of this Agreement and the related documentation contemplated herein, nor the consummation of the transactions contemplated herein, violates any laws or any act, decision, agreement or contract binding or benefiting Nordion, nor modifies the effects thereof.

5.2     GMS represents and warrants that:

        (a) GMS is a corporation duly organized and validly existing and in good standing under the laws of Delaware, and has all necessary corporate powers to own its properties and carry on business as now owned and operated;

         (b) The execution and delivery of this Agreement and the consummation by GMS of the transactions described herein, have been duly authorized and no further corporate action or authorization is necessary in connection therewith;

         (c) There are no actions, notices, claims, demands or other proceedings, pending or threatened, before any court against GMS at the date of execution of this Agreement which would have a material adverse affect on GMS's ability to carry out its obligations under this Agreement;

         (d) Neither the execution, delivery or performance of this Agreement and the related documentation contemplated herein, nor the consummation of the transactions contemplated herein, violates any laws or any act, decision, agreement or contract binding or benefiting GMS, nor modifies the effects thereof.

                                   ARTICLE 6

                             INTELLECTUAL PROPERTY

6.1 Ownership and Use of Documents All documents produced for or by the Venture shall be owned by the Venture. Notwithstanding the foregoing any documentation and/or plans containing proprietary information belonging to either Party hereunder shall remain the property of such Party and shall be maintained in strict confidence by the other Party to whom such proprietary information is disclosed.

                                   ARTICLE 7

                     TERM AND TERMINATION OF JOINT VENTURE

7.1 Termination This Agreement shall take effect as of the date first written above and shall remain in force until terminated, by mutual agreement of the Parties, or if only one of the Parties is a Shareholder of the Venture, or at the election of a Party, exercised by giving written notice to the other Party, upon the occurrence of any of the following events of default:

         (a) If a Party (the "Defaulting Party") fails to observe or perform any material covenant, condition or representation contained in this Agreement or the Shareholders Agreement which results in a material adverse effect for the Venture or the other Party, and after notice in writing has been given by the other Party (the "Non-Defaulting Party") to the Defaulting Party, specifying such default, with reasonable particulars and requiring the Defaulting Party to remedy such non-performance or non-observance and the Defaulting Party does not do so within a period of thirty (30) calendar days or such longer period as the Non-Defaulting Party may specify, or is reasonable in the circumstances provided the Defaulting Party is proceeding to remedy such default with all due diligence and such default has not continued for longer than one hundred eighty (180) calendar days.

         (b) If a Party or the Venture is dissolved, files a voluntary petition in bankruptcy, receivership or insolvency or similar proceedings are commenced by or against it or there is the appointment by a court of a temporary or permanent receiver, trustee, custodian or similar administration, which is not relieved within sixty (60) calendar days of its institution or there is an assignment for the benefit of creditors.

        (c) The winding up of the Venture pursuant to order by a competent authority order against the Venture or against one or both of the Parties.

                                   ARTICLE 8

                          GENERAL TERMS AND CONDITIONS

8.1 Notices All notices, requests, demands and other communications shall, (in the absence of any specific provision to the contrary) be in writing and delivered or sent by pre-paid registered mail or telecopy to the following respective addresses:

to Nordion: 447 March Road
              Kanata, Ontario, Canada
              K2K IX8

              Attention: Vice President, Market Development

To GMS:       2001 Spring Road,
              Oak Brook, Illinois, U.S.A.
              60521-1887

              Attention: President

              with a copy to:


              One Griffith Center
              Alsip, IL 60658-3495
              U.S.A.

              Attention: General Counsel

In the event that it may be reasonably anticipated that, due to any strike, lockout, or similar event involving an interruption in postal service, any payment or communication will be received by the addressee later than the tenth
(10th) day following the mailing date, then the mailing of any


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                                     - 13 -



such payment or communication as aforesaid shall not be an effective means of sending the same, but rather any payment or communication must then be sent by an alternative means of transportation which may be reasonably anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee and which will provide written proof of receipt. A Party may from time to time change its address herein by providing notice to the other Parties in accordance with this Section.

8.2 Entire Agreement Unless otherwise set out, this Agreement constitutes the entire agreement between the Parties relating to the subject matter herein and supersedes any and all prior agreements, negotiations, representations and understandings whether written or oral between the Parties relating to its subject matter. This Agreement may not be modified in any manner except by a further written agreement signed by duly authorized officers or representatives of each of the Parties.

8.3 Further Assurances The Parties hereto hereby covenant and agree that they and their respective heirs, executors, administrators, successors and assigns and nominees shall, with reasonable diligence, do all such things and provide all such reasonable assurances and cause the Venture, as may be reasonably required, to consummate the transactions contemplated hereby, and each Party hereto shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

8.4 Waiver The failure of any Party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable










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                                     - 14 -



Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any Party of any of its rights provided by this Agreement will not preclude or prejudice such Party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any Party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such Party.

8.5 Indemnity Nordion and GMS shall indemnify and hold the other harmless from and against any and all expenses, liabilities, debts, costs, claims and demands, (including without limitation, reasonable attorney's fees) incurred as a result of any negligent act, conduct, or omission of the responsible party or breach of this Agreement by the responsible party, which relates to the performance of its duties arising under this Agreement.

8.6 No Partnership Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party a partner of any other party to this Agreement in the conduct of any business or otherwise.

8.7 Successors and Assigns This Agreement is not assignable by any party except insofar as its Equity Securities are transferred in accordance with its provisions. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, committees, successors, receivers, trustees in bankruptcy or other legal representatives and each and every person so bound shall make, execute and deliver all documents necessary to carry out this Agreement.

8.8     Time of the Essence  Time shall be of the essence of this Agreement.

8.9 Separate Counterparts This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

8.10 Severability Each and every provision of this Agreement shall be treated as separate and distinct and in the event of any provision hereof being declared invalid such provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

8.11 Force Majeure No Party shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder, such delay or failure, without limiting the generality of the following, is caused by strike, acts of God or the public enemy, unavailability of raw materials, riots, acts of terrorism, interference by civil or military authorities, decisions of competent authorities, compliance with government laws, rules and regulations, or any fault beyond its reasonable control.

8.12 Governing Law This Agreement and the rights, and obligations and relations of the Parties hereto, shall be governed and construed in accordance with the laws of the State of New York and the Federal laws applicable therein (but without giving effect to any conflict of law rules). The Parties hereto agree that the Federal District courts of the U.S.A., Southern District of New York shall have jurisdiction to enter any action or other legal proceedings based on any provisions of this Agreement. Each Party does hereby attorn to the jurisdiction of the courts of the State of New York, U.S.A.

The Parties have executed this Agreement as of the date first appearing above.





                                    MDS NORDION INC.


                                 by:  /s/  Frank M. Fraser
                                    ------------------------------------------
                                      Frank M. Fraser
                                      Vice President
                                      Market Development Division


                                 by:  /s/  David L. Nicholds
                                    ------------------------------------------
                                      David L. Nicholds
                                      Vice President, General Counsel
                                      and Corporate Secretary


                                    GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.


                                 by:  /s/  Kevin M. Swan
                                    ------------------------------------------
                                      Kevin M. Swan
                                      President - CEO

                             SHAREHOLDER AGREEMENT

                                 By and Between

                                MDS NORDION INC.

                                       &

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.

                                       &

                                      NGS

                               Table of Contents

                                                                            Page
                                                                            ----
ARTICLE 1   INTERPRETATION.................................................   2
   1.1      Definitions....................................................   2
   1.2      Limitation of Directors' and Officers' Liability...............   4

ARTICLE 2   MANAGEMENT.....................................................   5
   2.1      Carrying out of the Agreement..................................   5
   2.2      Directors......................................................   5
   2.3      Removal and Replacement of Nominees............................   5
   2.4      Board Meetings.................................................   6
   2.5      Function of the Board of Directors.............................   6
   2.6      Actions Requiring Social Resolution............................   7
   2.7      Significant Expenditures.......................................   8

ARTICLE 3   RECORDS AND REPORTING..........................................   8
   3.1      Books and Records..............................................   8
   3.2      Fiscal Year....................................................   8
   3.3      Auditor or Accountant..........................................   9
   3.4      Reporting......................................................   9

ARTICLE 4   TRANSFER AND DISPOSITION OF EQUITY SECURITIES..................  10
   4.1      Restriction on Transfer........................................  10
   4.2      Shareholder Consent............................................  10
   4.3      Transfers to Affiliates........................................  10
   4.4      Right of First Refusal.........................................  11
   4.5      GMS Call.......................................................  12
   4.6      Exercise of the Call; Supply Agreement.........................  12
   4.7      Nordion Put....................................................  14
   4.8      Closing........................................................  14
   4.9      Insolvency of a Shareholder....................................  15

ARTICLE 5   GENERAL SALE PROVISIONS........................................  15
   5.1      Sale Provisions................................................  15
   5.2      Conditions of Closing..........................................  16

   5.3     Indebtedness of Seller to Corporation..........................  16
   5.4     Indebtedness of Corporation to Seller; Seller's Guaranties.....  17
   5.5     Agreement Binding on Transferees...............................  17
   5.6     Continuing Obligations.........................................  17

ARTICLE 6  ADDITIONAL ISSUE OF EQUITY SECURITIES..........................  18
   6.1     Pre-emptive Right..............................................  18
   6.2     Offer to Others................................................  19

ARTICLE 7  CONFIDENTIALITY................................................  19
   7.1     Provision of Information.......................................  19
   7.2     Maintenance of Confidentiality.................................  19
   7.3     Survival.......................................................  20

ARTICLE 8  GENERAL........................................................  20
   8.1     Notices........................................................  20
   8.2     No Partnership.................................................  21
   8.3     Successors and Assigns.........................................  21
   8.4     Time of the Essence............................................  22
   8.5     Further Assurances.............................................  22
   8.6     Separate Counterparts..........................................  22
   8.7     Share Certificates.............................................  22
   8.8     Subdivision, Consolidation, etc. of Equity Securities..........  23
   8.9     Conflict.......................................................  23
   8.10    Force Majeure..................................................  23
   8.11    Entire Agreement...............................................  24
   8.12    Waiver.........................................................  24
   8.13    Severability...................................................  24
   8.14    Governing Law..................................................  25

                             SHAREHOLDERS AGREEMENT


THIS AGREEMENT made as of the ____ day of June, 1997

AMONG:   MDS NORDION INC.,
         a corporation incorporated under the laws of Canada;
         having a place of business at 447 March Road, Kanata, Ontario, Canada. K2K 1X8
                                                              "Nordion"
AND: GRIFFITH MICRO SCIENCE INTERNATIONAL, INC., a company incorporated under the laws of Delaware having a place of business at 2001
         Spring Road, Oak Brook, Illinois 60521-1887
                                                              "GMS"
AND:
         a company to be incorporated under the laws of Mexico, having a place of business at the "Corporation"
WHEREAS:


I GMS and Nordion have entered into a Joint Venture Agreement dated as of the ____ day of June, 1997 (the "Joint Venture Agreement") for the purpose of development, promotion and operation of a gamma processing facility in Mexico, primarily for food and also for medical and other irradiation processing;

II GMS and Nordion have agreed that such collaboration shall be conducted by the Corporation as an incorporated joint venture, under the name NGS, Inc. or such other name as the Parties agree;

III the authorized capital of the Corporation consists of an unlimited number of Common Shares;

IV at the date hereof, all of the issued and outstanding Common Shares of the Corporation are owned by the Shareholders as follows:

                            Number             Subscription        % Common
Shareholders           of Common Shares            Value            Shares

  Nordion                      400                                     40
    GMS                        600                                     60

V the Shareholders have agreed to enter into this Agreement for the purpose of providing for the management of the Corporation and the issue or transfer of the securities of the Corporation.

                                   NOW THEREFORE in consideration of the mutual
     covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties hereto agree as follows:


                                   ARTICLE 1


                                 INTERPRETATION

1.1  Definitions

     In this Agreement the following terms shall have the following meanings:

(a) "Act" means the Mexican Corporations Act and any statute that may be substituted therefor, as from time to time amended, and the regulations thereto and any regulations that may be substituted therefor, as from time to time amended.

(b) "Affiliate" means a body corporate which, now or hereafter, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Shareholders. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a body corporate, whether through the ownership of more than 50% of the votes that may be cast to elect the directors, by contract or otherwise.

(c) "Articles" means the Articles of Incorporation or Association of the Corporation, issued under the Act, as amended.

(d) "Business of the Corporation" means the acquisition, ownership, management and operation of an irradiation facility in Mexico City, D.F., Mexico and such other facilities in Mexico as may be agreed from time to time.

(e) "Business Day" means any day other than Saturday, Sunday or statutory holiday in Mexico, the State of Illinois or the Province of Ontario, as the case may be.

(f) "Business Plan" means detailed financial forecast of the projected business activities and operations of the Corporation, estimates of proposed expenditures, statement of objectives and detailed plans with respect to the implementation and operation of the Business of the Corporation.

(g) "By-laws" means the by-laws of the Corporation as amended from time to time.

(h) "Common Shares" means the fully participating shares of the Corporation issued and outstanding from time to time, carrying the right, inter alia, to vote in all circumstances, to receive dividends as and when declared by the board of directors and to receive the remaining property of the Corporation on dissolution.

(i) "Confidential Information" means any trade or industrial secret, patent, know-how, managing, marketing and pricing information, customer lists and customer confidential information, technical expertise or non-public information of any other sort as may from time to time be acquired or developed.

(j) "Equity Securities" means the Shares and any rights, warrants, options or other instruments entitling the holder, whether or not on a contingency, to acquire Shares from the Corporation, and any instruments convertible, whether or not on a contingency, into any of the foregoing.

(k) "Shareholders" means GMS and Nordion, and Shareholder means either one of them and any person to whom Shares are transferred or issued in accordance with the terms of this Agreement provided in each case such person has signed Schedule A hereto.

(l) "Shares" means the Common Shares and other voting shares of the Corporation.

(m) "Special Resolution" means a resolution approved by holders of Shares to which are attached not less than 75% of the votes corresponding to all Shares having voting rights in the circumstances, expressed by votes to be cast at a meeting of Shareholders duly called to consider such resolution, or by a resolution in writing signed by all Shareholders.

     Capitalized terms used in this Agreement and not otherwise defined herein shall have the definitions ascribed to them in the Joint Venture Agreement dated __________ by and between Nordion and GMS.

1.2  Limitation of Directors' and Officers' Liability

     To the extent that this Agreement specifies that certain matters may only be addressed or approved by the Shareholders, the discretion and the powers of the directors of the Corporation to manage and to supervise the management of the Business of the Corporation with respect to such matters are, to the extent permitted by law, correspondingly restricted and the directors are thereby relieved of their duties and liabilities.

                                   ARTICLE 2


                                   MANAGEMENT

2.1  Carrying out of the Agreement

     Each of the Shareholders shall at all times vote and act as a Shareholder and in all other respects carry out and cause the Corporation to carry out the provisions of this Agreement. No Shareholder shall take any action contrary to the provisions of this Agreement.

     Each of the Shareholders, to the extent that it is permitted by law to bind its nominee(s) to do so, shall cause its nominee(s), as a director of the Corporation, to act and vote as a director in order that the provisions of this Agreement shall be carried out.

2.2 Directors

     Until changed in accordance with the terms hereof, the Corporation shall have a board of directors consisting of five (5) members comprised of three (3) nominees of GMS and two (2) nominees of Nordion, all of whom shall serve without compensation and five (5) alternate directors comprised of three (3) nominees of GMS and two (2) nominees of Nordion, all of whom shall serve without compensation.

2.3  Removal and Replacement of Nominees

     Any Shareholder entitled to a nominee shall be entitled to remove such nominee by notice to the nominee and to the Corporation. Any vacancy occurring by reason of the death, disqualification, inability to act, resignation or removal of any director, shall only be filled by the Shareholder whose nominee was so affected so as to maintain a board of directors consisting of the number of nominees specified in Section 2.2. Should such vacancy occur, the Shareholder whose nominee has ceased to be a director shall use its best efforts to replace such nominee within thirty (30) days of resignation or removal.

2.4  Board Meetings

     Meetings of the board of directors of the Corporation shall be called by the Chairman or the Secretary upon the reasonable request of any Shareholder or director. No less frequently than annually, the Chairman of the board of directors of the Corporation shall request that management of the Corporation report to the board with respect to the current status of operations of the Corporation and with respect to all material developments or planned action involving the Corporation and shall present to the meeting full current financial information. Subject as hereinafter provided, the ordinary quorum for any meeting of the board of directors shall not be less than four (4) directors, consisting of at least one nominee of each Shareholder. In the event all of a Shareholder's nominated directors fail to attend two consecutively called meetings on the same or similar agenda, the quorum shall be three (3). Unless otherwise set out, all decisions made at such meetings shall be made by majority rule. The board of directors of the Corporation shall prepare and maintain minutes of each meeting of the board of directors, which shall be signed and each page initialed by the Chairman and the Secretary and shall be provided to each of the Shareholders within a reasonable period. The board of directors shall designate a Chairman and a Secretary.

2.5  Function of the Board of Directors

     The role of the representatives on the board of directors shall be to consult on all matters affecting the Corporation as a whole. The board of directors shall, except as expressly otherwise provided in this Agreement, be responsible for and shall be empowered to function in respect of the following:

     i) review and advise regarding an annual Business Plan(s) for the operation and commercialization of the Irradiation Facility;

      ii) the exercise of control and decision making and general policy matters related to the Corporation.

2.6   Actions Requiring Social Resolution

No action shall be taken, by the Corporation with respect to the following matters without the majority approval of the board of directors and the Shareholders by way of Special Resolution:

      i)   approval of any material change to the Initial Business Plan;

      ii) any direct or indirect participation in, or establishment by, the Corporation of any business other than the Business of the Corporation, or any material change in the nature and purpose of the Business of the Corporation, or the undertaking of any material action, gratuitous act or transaction not in the ordinary course of business;

      iii) any amendment to the Articles or By-laws of the Corporation, including but not limited to capital increases, except as otherwise required by law;

      iv) any amalgamation, spin-off, or merger of the Corporation with any other body corporate or any reorganization of corporate ownership structure, including, but not limited to any continuance of or arrangement for or any dissolution, liquidation, winding up or spin-off of the Corporation,

      v) any sale, lease, exchange or other disposition of fifty percent (50%) or more of the value of the assets or property of the Corporation;

      vi) the lending of money by the Corporation or the providing of any guarantee or indemnity obligations by the Corporation, where the value of each of such is greater than US$10,000, other than product and service warranties issued in the ordinary course of the Business of the Corporation;

      vii) any contract or transaction with a Shareholder, Affiliate or any other person which is not at arms length;

      viii) execution of technology agreements, granting of licenses or sublicenses of patents, trade marks or technical information;

      ix)   any significant change in accounting practices and policies;

      x) approval of annual budgets which strive to reflect the Business Plan and achieve the profit objectives of the Corporation.

2.7  Significant Expenditures

     Any expenditure by the Corporation in excess of $400,000 shall require a Special Resolution unless GMS contributes additional equity in the Corporation equal to the amount of such expenditure over $400,000.

                                   ARTICLE 3


                             RECORDS AND REPORTING

3.1  Books and Records

     Notwithstanding any contrary provision in the By-laws, the Corporation shall at all times maintain at its registered office proper books and records in accordance with generally accepted Mexican accounting principles and such books and records shall accurately reflect the Corporation's operations and financial position in accordance with recognized international accounting standards. Such records and supporting documentation shall be, at all times, available for inspection by the Shareholders, or their designees, during normal business hours and without interfering with the normal course of business of the Corporation.

3.2 Fiscal Year

    The fiscal year of the Corporation in each year shall end on December 31.

3.3   Auditor or Accountant

      The auditors of the Corporation shall be KPMG or such auditors or accountants as the Shareholders shall from time to time appoint.

3.4   Reporting

      The Corporation shall, and the board of directors shall cause the officers of the Corporation to, prepare and provide to the Shareholders:

      (a) at least sixty (60) days prior to the end of each fiscal year, a report on the progress made relating to the Business of the Corporation as of the date of the report and activities for the forthcoming 12-month period in U.S. dollars;

      (b) within forty-five (45) days after the end of each quarter, a balance sheet, profit and loss statement and cash-flow statement, shown in U.S. dollars and indicating in detail how the Corporation has performed relative to the Business Plan and comparable periods in prior fiscal years;

      (c) within one hundred and twenty (120) days of the end of each fiscal year, audited financial statements, approved by the board of directors;

      (d) at least sixty (60) days prior to the end of each fiscal year a Business Plan for the ensuing fiscal year; and

      (e) such other information, accounts, data and projections as any director may reasonably request from time to time.

                                   ARTICLE 4
                 TRANSFER AND DISPOSITION OF EQUITY SECURITIES
4.1  Restriction on Transfer

     No Equity Securities of the Corporation or any interest therein shall be sold, assigned, exchanged, transferred, disposed of, encumbered, pledged, mortgaged, hypothecated, given, devised or bequeathed, directly or indirectly, and no agreement or commitment shall be made to do any of the same except in each case (i) with the approval of a Special Resolution or (ii) pursuant to the applicable provisions of this Agreement, and any attempt to do so without such consent or other than pursuant to such provisions or such agreements shall be void and, because the Parties hereto acknowledge the inadequacy of monetary damages in such circumstances, shall be subject to specific performance and injunctive relief at the request of other Parties hereto.

4.2  Shareholder Consent

     The Shareholders shall vote the Shares of the Corporation owned by them, to approve as required by the Articles, any transfer of Equity Securities made in accordance with the provisions of this Agreement.

4.3  Transfers to Affiliates

     With the consent of the other Shareholders, which may not be unreasonably withheld, all or part, of the Equity Securities held by a Shareholder may be transferred to an Affiliate of such Shareholder. The transferee Shareholder shall execute Schedule A hereto before such transfer can be effective.

4.4  Right of First Refusal

     In the event that any Shareholder (the "Offeror") shall receive a bona fide offer from a third party to purchase all but not less than all of the Equity Securities of the Corporation owned by such Shareholder, it shall give written notice to the other Shareholder ("Offeree") of its intention to accept such offer (the "Selling Notice"). Such Selling Notice shall include a copy of the third party offer to purchase, the number andoclass of the Equity Securities subject of the offer (hereinafter in this Section 4.4 called the "Offered Equity Securities"), the price offered by the third party which the Offeror is prepared to accept and any other terms and conditions, provided that such terms and conditions must not be contrary to the provisions of Article 5 of this Agreement. By delivering a Selling Notice, the Offeror represents and warrants to the Offeree that there is no direct or indirect supplementary consideration (whether or not in the nature of tangible or intangible assets, money, property, securities or other benefits) to be received by the third party or any other person in connection with such offer and that such offer is not made as part of or in connection with any other transaction. Unless the other Shareholder otherwise agrees, the following provisions shall govern such purchase and sale:

      (a) the Selling Notice shall be deemed to be an offer by the Offeror, irrevocable within the time hereinafter specified for acceptance, to sell the Offered Equity Securities to the Offeree under the same terms and conditions offered by the third party;

      (b) within thirty (30) days after receipt of the Selling Notice, the Offeree may give to the Offeror a notice of acceptance;

      (c) if the Offeree does not accept to purchase the Offered Equity Securities, or is not prepared to purchase all the Offered Equity Securities, then the Offeror may sell all the Offered Equity Securities to the third party, provided that such sale must close within sixty (60) days after Offeree's receipt of the Selling Notice and the Offeror must provide the Offeree with a certificate that the transaction closed on the same terms and conditions as were contained in the Selling Notice.

4.5  GMS Call

     At any time, at least five (5) years after the effective date of this agreement, GMS, at its option, may notify Nordion, by written notice ("Call Notice"), that it elects to purchase all, but not less than all, of the Equity Securities held by Nordion (the "Call"). The call price for such Equity Securities shall be determined as the aggregate of:

      i) the greater of the price paid by Nordion for the initial purchase of the Equity Securities of the Corporation or the fair market value of such Equity Securities on the date of receipt of the Call Notice, as agreed, or failing agreement, as determined by a mutually agreed recognized appraiser, and

      ii)  a premium equal to 20% of the amount determined in paragraph
           i) above.

     Upon delivery of the Call Notice by GMS to Nordion, Nordion shall be obligated to sell, and GMS shall be obligated to purchase, such Equity Securities, on the date specified in the notice and Nordion shall deposit the Equity Securities with the Secretary.

4.6  Exercise of the Call; Supply Agreement

     In the event GMS exercises its Call to purchase all but not less than all of the Equity Securities held by Nordion, GMS undertakes that GMS and its controlled entities shall purchase from Nordion and Nordion shall sell to GMS all of GMS's and its controlled entities' requirements for irradiation equipment and Cobalt-60 (provided Nordion can supply such Cobalt-60 and irradiation equipment in accordance with GMS specifications), pursuant to the terms and conditions of a Supply Agreement agreed to by the parties on this date and attached as Schedule C. Key elements of the Supply Agreement include:

      i) the purchase price for the irradiation equipment shall be the lesser of fair market value or the price determined based on Nordion's actual direct labour, material and direct production support costs plus ten per cent (10%);

      ii) the purchase price for Cobalt-60 shall be the lowest price paid over the previous twenty-four (24) month period by a customer of Nordion other than GMS and/or its controlled entities for similar quantities of Cobalt 60 sold or delivered. Notwithstanding the foregoing, Nordion may exclude one such sale within the preceding twenty-four
           (24) month period from the determination of the lowest price. If no such similar quantities have been sold or delivered, the purchase price shall be the lesser of fair market value or the purchase price for the next larger quantity so sold or delivered;

      iii) GMS shall act reasonably in providing its specifications for such Cobalt-60 and irradiation equipment;

      iv) out-of-pocket travel, site accommodation, installation, transports costs and container rental shall be to GMS's account;

      v) for goods, services and equipment other than Cobalt-60, the delivered cost (including taxes and all costs listed in 4.6 iv) above) must be less than or equal to a competitive quote to supply comparable goods, services or equipment;

      vi) GMS shall have no obligations under the Supply Agreement to purchase the requirements for Cobalt-60 and irradiation equipment for companies it acquires after the date of this Agreement for so long as the acquired company is obligated to make such purchases under contracts in effect at the time the Call is exercised; and

      vii) Nordion shall accept the return and appropriately handle and dispose of or recycle all Cobalt-60 sold to the Corporation or to GMS and/or its controlled entities and the GMS and/or its controlled entities shall pay to Nordion the then-current charges for such return.

     GMS agrees that it will not, directly or indirectly, take any action to circumvent this section. This right and obligation shall survive termination of this agreement by means of GMS's exercising its call. In the event Nordion cannot meet GMS's specifications or Nordion's pricing is greater than permitted under 4.6 v) above, GMS shall be free to purchase such goods, services or equipment from third parties.

4.7  Nordion Put

     At any time at least five (5) years after the effective date of this agreement and upon one (1 ) year's prior written notice, Nordion, at its option, may notify GMS by a second written notice ("Put Notice") within eighteen months after the initial notice, that it elects that GMS purchase all, but not less than all, of the Equity Securities held by Nordion (the "Put"). The Put price for such Equity Securities shall be as outlined on Schedule B. Upon delivery of the Put Notice by Nordion to GMS, Nordion shall be obligated to sell and GMS shall be obligated to purchase, the Equity Securities and Nordion shall deposit the Equity Securities with the Secretary.

4.8  Closing

     The closing date for the purchase of the Equity Securities, subject of the Put or Call, shall not be less than thirty (30) calendar days nor more than sixty (60) calendar days after the receipt of the Put Notice or Call Notice.
On the closing date, Nordion shall deliver the Equity Securities to GMS free and clear of all liens, charges and encumbrances, upon receipt of the Put or Call price. All Mexican taxes on such sale shall be paid by the appropriate party according to local custom.

4.9   Insolvency of a Shareholder

      i) If a Party makes an assignment for the benefit of creditors or is adjudicated a bankrupt under any bankruptcy or insolvency law, which is not dismissed within sixty (60) calendar days thereof, the other Party shall have the right, by providing written notice to such Party or its representative within thirty (30) calendar days of such assignment or adjudication, to acquire, in consideration of the payment of $1.00, all but not less than all, of the Equity Securities beneficially owned by such Party. The transfer of such Equity Securities shall be effected promptly after receipt of such notice.

      ii) If a Party defaults in transferring such Equity Securities to the other Party as provided in paragraph i) above, the Secretary of the Corporation is authorized and directed to cause the name of the transferee to be entered in the registers of the Corporation as the holder of such Equity Securities. After its name has been entered in the registers of the Corporation in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the transferor shall cease to have any right to, or in respect of such Equity Securities.

                                   ARTICLE 5

                            GENERAL SALE PROVISIONS

5.1   Sale Provisions

     A Party who sells any Equity Securities pursuant to the provisions of this Agreement (the "Seller") shall be deemed to warrant to the other Party who purchases such Equity Securities (the "Buyer") that, at the time of closing of the transaction of purchase and sale in question, (a) the Seller shall have good and marketable title to such Equity Securities and (b) the Buyer will acquire such Equity Securities free and clear of any encumbrance of any kind, and in addition the Seller shall indemnify and save the Buyer harmless against any loss suffered by the Buyer as a result of there being any encumbrance upon or any defect in the title of the Seller to such Equity Securities.

5.2  Conditions of Closing

     At the time of closing of any purchase of Equity Securities of the Corporation as set forth in this Agreement, the Seller shall present such authorizing resolutions, orders and other instruments as counsel for the Buyer shall reasonably consider necessary to effect and evidence a valid transfer of such Equity Securities; and the Buyer shall pay for such Equity Securities by wire transfer or certified cheque. If the Seller fails to comply with the requirements set out in this Section, the Buyer shall, in addition to its other rights and remedies, including its right to specific performance, be entitled to rescind and shall have an action for damages.

5.3  Indebtedness of Seller to Corporation

     If, on the date of closing of any sale and purchase of Equity Securities of the Corporation, the Seller is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the auditor or accountant of the Corporation, as the case may be, then unless otherwise agreed in writing between the Corporation and the Seller, the Buyer shall pay the purchase price payable therefor by it to the Corporation by presenting and delivering to the Secretary of the Corporation at the time of closing of such purchase and sale, the purchase price for such Equity Securities and the Corporation shall apply the total purchase price proceeds to repayment of the indebtedness of the Seller to the Corporation. If such proceeds exceed such indebtedness, the Corporation shall pay the excess over to the Seller at the time of closing of such purchase and sale. In the event that the Seller sells all of the Equity Securities of the Corporation owned by him and the indebtedness of the Seller to the Corporation exceeds the proceeds of such sale, then the Seller shall at the date of closing pay the balance of such indebtedness to the Corporation to retire such indebtedness.

5.4  Indebtedness of Corporation to Seller; Seller's Guaranties

     If, as of the date of closing of a sale and purchase of Equity Securities of the Corporation to a Party pursuant to Article 4, the Corporation is indebted to the Seller or the Seller is the guarantor of any indebtedness of the Corporation, the Corporation or the purchasing Party shall, no later than the time of closing, repay such indebtedness at its face value with interest (notwithstanding the terms of such indebtedness), or assume or arrange for the assumption of such guaranty.

5.5  Agreement Binding on Transferees

     No Equity Securities of the Corporation shall be effectively issued, sold, transferred, disposed of or conveyed, whether pursuant to any provision of
Article 4 or otherwise, until the proposed transferee or purchaser executes Schedule A. Upon the proposed transferee or purchaser so doing, such agreements shall inure to the benefit of and be binding upon such transferee or purchaser.

5.6  Continuing Obligations

     Any Party who sells to a person, other than its Affiliate, all of the Equity Securities of the Corporation owned by it in accordance with the terms of this Agreement shall thereafter be released and discharged from the further performance of all of its covenants and obligations and shall have no rights hereunder from and after the date of such sale and compliance by the transferee with Section 5.5 except for those obligations set out in Section 7.2 and the Supply Agreement, which by their terms, are to survive any such sale or ceasing to be a Shareholder.

                                   ARTICLE 6


                     ADDITIONAL ISSUE OF EQUITY SECURITIES

6.1  Pre-emptive Right

     In the event that the Corporation wishes at any time hereafter to issue any Equity Securities, it shall offer them for purchase to all Shareholders by notice given to each such Shareholder. Such notice shall set forth a description of the Equity Securities to be offered, the purchase price and the purchase date which shall be a date not earlier than forty-five (45) days after the date of such notice. Upon receipt of such notice, each such Shareholder shall have the right to subscribe for and purchase a number of such Equity Securities determined by multiplying the total number of Equity Securities offered by a fraction, the numerator of which, shall be the number of Shares owned by such Shareholder at the date of such notice and the denominator of which shall be the total number of Shares outstanding as at the date of such notice. Such right shall be exercised by the Shareholder by giving notice of acceptance to the Corporation within thirty (30) calendar days after receipt of the notice from the Corporation. In the event that the Shareholder does exercise such right, it shall subscribe, purchase and pay for such Equity Securities on the purchase date set forth in the notice of the Corporation. If the Shareholders do not subscribe for their respective proportions, the unsubscribed Equity Securities shall be used to satisfy the subscriptions of such Shareholders for Equity Securities in excess of their proportion, but no Shareholder shall be bound to take any such Equity Securities in excess of the amount desired.

6.2  Offer to Others

     If any of the Equity Securities of any issue are not subscribed for, the Corporation may, upon Special Resolution during the period of sixty (60) days following the expiry of the offer to the Shareholders, offer any of the Equity Securities not taken up by the Shareholders to any other person, provided that the price at which such Equity Securities may be allotted and issued shall not be less than the subscription price offered to the Shareholders and the terms of payments shall not be more favorable than the terms offered to the Shareholders.
                                   ARTICLE 7


                                CONFIDENTIALITY

7.1  Provision of Information

     Each Party as appropriate shall provide Confidential Information regarding certain aspects of their respective businesses to the other and the Corporation as may be reasonably required so as to permit the performance of the obligations arising under the terms of the Joint Venture Agreement.

7.2  Maintenance of Confidentiality

     Each Party shall receive and maintain Confidential Information in the strictest of confidence and shall only use such information for the limited purpose of enabling their respective officers, employees, representatives and directors to fulfill their respective obligations hereunder and under the Joint Venture Agreement and shall not disclose such information or any part thereof to any other person or entity without the prior written consent of the party providing such information, provided that no consent shall be required for disclosure of such information to the accountants and solicitors for each of the Shareholders. The following information shall not constitute Confidential Information and not be deemed industrial secrets:

      (a) information which at the time of disclosure is generally available to the public;

      (b) information which, after disclosure, becomes generally available to the public through no fault of the receiving party;

      (c) information which the receiving party can show was in its possession prior to the disclosure and which was not acquired directly or indirectly from the other party;

      (d) information which the receiving party can show was received by it after the time of disclosure from any third party without any obligation of confidentiality and which was not acquired from the other party.

7.3  Survival

     The obligations in this Article 7 shall survive termination or ceasing to be a Shareholder under this Agreement for a period of five (5) years.

                                   ARTICLE 8


                                    GENERAL

8.1  Notices

     All notices, requests, demands and other communications shall, (in the absence of any specific provision to the contrary) be in writing and delivered or sent by pre-paid registered mail to the following respective addresses:

to   Nordion:   447 March Road
                Kanata, Ontario, Canada
                K2KIX8
                Attention - Vice President, Market Development

To GMS-         2001 Spring Road,
                Oak Brook, IL 60521-1887

      U.S.A.


      Attention: President

      with a copy to:

      One Griffith Center
      Alsip, IL 60658-3495
      U.S.A.

      Attention: General Counsel

In the event that it may be reasonably anticipated that, due to any strike, lockout, or similar event involving an interruption in postal service, any payment or communication will be received by the addressee later than the tenth
(10th) day following the mailing date, then the mailing of any such payment or communication as aforesaid shall not be an effective means of sending the same, but rather any payment or communication must then be sent by an alternative means of transportation which may be reasonably anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee and which will provide written proof of receipt. A Party may from time to time change its address herein by providing notice to the other Parties in accordance with this Section.

8.2  No Partnership

     Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party a partner of any other party to this Agreement in the conduct of any business or otherwise.

8.3  Successors and Assigns

     This Agreement is not assignable by any party except insofar as its Equity Securities are transferred in accordance with its provisions. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, committees, successors, receivers, trustees in bankruptcy or other legal representatives and each and every person so bound shall make, execute and deliver all documents necessary to carry out this Agreement.

8.4  Time of the Essence

     Time shall be of the essence of this Agreement.

8.5  Further Assurances

     The Parties hereto hereby covenant and agree that they and their respective heirs, executors, administrators, successors and assigns and nominees shall execute and deliver such further and other instruments, agreements and writings and shall cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed, such further and other acts and things that may be reasonably necessary or desirable in order to give full effect to this Agreement and every part of it, and for the purpose of ensuring that the directors of the Corporation shall exercise their powers as members of the board consistently with the provisions of this Agreement and for the purpose of effectuating the same.

8.6  Separate Counterparts

     This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

8.7  Share Certificates

     All certificates evidencing Shares of the Corporation and all Equity Securities held by any of Shareholders shall have the following legend endorsed thereon forthwith after the execution of this Agreement:

     "The Corporation is bound by and the securities evidenced by this certificate are subject to, and the disposition and transfer of such securities are restricted by a shareholders' agreement dated as of the day of June, 1997."

8.8  Subdivision, Consolidation, etc. of Equity Securities

     The provisions of this Agreement relating to Equity Securities of the Corporation shall apply mutatis mutandis to any shares into which such Equity Securities or any of them may be converted or changed, or to any Equity Securities resulting from a reclassification, subdivision or consolidation of any Equity Securities, and also to any Equity Securities of the Corporation which are received by the holders of Equity Securities as a stock dividend, and to any Equity Securities and also to any Equity Securities of the Corporation which are received by the holders of Equity Securities as a stock split or stock dividend, and to any Equity Securities or other securities of the Corporation or of any successor body corporate which may be received by the holders of Equity Securities on an amalgamation, reorganization, merger or combination of the Corporation.

8.9  Conflict

     In the event of any conflict or inconsistency between this Agreement and the Joint Venture Agreement, the Articles, By-laws or resolutions passed by the Corporation as of the date hereof, the provisions of this Agreement shall prevail.

8.10 Force Majeure

     No Party shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder, if such delay or failure, without limiting the generality of the following, is caused by strike, acts of God or the public enemy, unavailability of the supply of raw materials, riots, acts of terrorism, interference by civil or military authorities, compliance with government laws, rules and regulations, decisions of competent authorities or any fault beyond its reasonable control.

8.11 Entire Agreement

     Unless otherwise set out, this Agreement constitutes the entire agreement between the Parties relating to the subject matter herein and supersedes any and all prior agreements, negotiations, representations and understandings whether written or oral between the Parties relating to its subject matter. This Agreement may not be modified in any manner except by a further written agreement signed by duly authorized officers or representatives of each of the Parties.

8.12 Waiver

     The failure of any Party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any Party of any of its rights provided by this Agreement will not preclude or prejudice such Party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any Party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such Party.

8.13 Severability

     Each and every provision of this Agreement shall be treated as separate and distinct and in the event of any provision hereof being declared invalid such provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

8.14 Governing Law

     This Agreement and the rights, and obligations and relations of the Parties hereto, shall be governed and construed in accordance with the laws of the State of New York and the Federal laws applicable therein (but without giving effect to any conflict of law rules). The Parties hereto agree that the Federal District courts of the U.S.A., Southern District of New York, shall have jurisdiction to enter any action or other legal proceedings based on any provisions of this Agreement. Each Party does hereby attorn to the jurisdiction of the courts of the State of New York, U.S.A.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                     MDS NORDION INC.



                                     by: /s/ Frank M. Fraser
                                        ---------------------------
                                        Frank M. Fraser
                                        Vice President
                                        Market Development Division


                                     by: /s/ David L. Nicholds
                                        ---------------------------
                                        David L. Nicholds
                                        Vice President, General Counsel
                                        and Corporate Secretary


                                     GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.



                                     by: /s/ Kevin M. Swan
                                        ---------------------------
                                        Kevin M. Swan
                                        President-CEO

                      SCHEDULE A TO SHAREHOLDERS AGREEMENT

     The undersigned hereby agree to be bound by the provisions of this Agreement as though an original signatory thereto.



                                           ---------------------------------
                                                Name of New Shareholder


                                           By:
                                              ------------------------------
                                              Authorized Signer

                      SCHEDULE B TO SHAREHOLDERS AGREEMENT

The Put Price shall be determined by multiplying the US dollar value of Nordion's initial investment in the Corporation by a fraction, the numerator of which is the cumulative actual sales of food irradiation services by the Corporation for the first five (5) years of sales by the Corporation after commissioning of the Mexican facility and the denominator of which is US$5,605,000, which is the cumulative sales of food irradiation services projected in the Initial Business Plan for the same five (5) year period, provided that the value of such fraction is less than or equal to one (1). In the event the fraction is greater than 1, the Put Price shall be equal to the amount of Nordion's initial investment in the Corporation.